UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2022

E2open Parent Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39272	86-1874570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Great Hills Trail, Suite 300E
Austin, TX
(address of principal executive offices)
78759
(zip code)
866-432-6736
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	ETWO-WT	New York Stock Exchange

Item 8.01 Other Events.

On January 20, 2022, the Board of Directors of E2open Parent Holdings, Inc. (the “Company”) approved a program for the repurchase of up to $100 million of E2open shares of Class A common stock over the next twelve months (“Repurchase Program”). The Company is authorized to repurchase its common stock on a discretionary basis from time to time through open market purchases, including under a trading plan adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Exchange Act”), or privately negotiated transactions, or other means, in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act. The timing of repurchases and the exact number of shares to be purchased will be determined by the Company’s management, in its discretion depending on a variety of factors, or pursuant to a Rule 10b5-1 trading plan, and will depend upon market conditions, stock price, trading volume and other factors. A copy of the Company’s press release announcing the Repurchase Program is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number		Description
99.1*	—	Press Release, dated January 21, 2022
104	—	Cover Page Interactive Data File (formatted in Inline XBRL)

* Furnished herewith

SIGNATURE

Pursuant to the Requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E2open Parent Holdings, Inc.

Date: January 21, 2022	By:	/s/ Laura L. Fese
Laura L. Fese
Executive Vice President and General Counsel